                                  EXHIBIT 99.1
 VIRGINIA FINANCIAL CORPORATION AND VIRGINIA COMMONWEALTH FINANCIAL CORPORATION
                        PRO FORMA COMBINED BALANCE SHEET
                                    12/31/01

                                                    VFC       VCFC     Adjustments   Consolidated
                                                 ------------------------------------------------
                                                              (dollars in thousands)
Assets
Cash and due from banks                          $ 27,831   $ 14,742    $     --      $   42,573
Federal funds sold                                 13,100      7,808          --          20,908
Interest-bearing deposits other banks                  --     14,516                      14,516
Securities                                        133,627    118,186          --         251,813
Loans held for resale                               9,570      7,814          --          17,384
Loans, net of unearned income and
  allowance for loan losses                       333,936    324,480          --         658,416
Bank premises and equipment, net                    8,706     11,405          --          20,111
Accrued interest receivable                         2,735      2,921          --           5,656
Intangibles                                         1,866         --          --           1,866
Other real estate                                     278        269          --             547
Other assets                                        3,882      3,032          --           6,914
                                                 -----------------------------------------------

Total assets                                     $535,531   $505,173    $     --      $1,040,704
                                                 ===============================================

Liabilities and Stockholders' Equity
Liabilities:
Deposits
Non-interest-bearing                             $ 81,382   $ 65,468    $     --      $  146,850
Interest bearing                                  382,271    368,338          --         750,609
Other short-term borrowings                            --      1,553          --           1,553
Securities sold under agreements to repurchase     16,430         --          --          16,430
Federal Home Loan Bank advances                        --     12,300          --          12,300
Other liabilities                                   2,006      4,250          --           6,256
                                                 -----------------------------------------------

Total liabilities                                $482,089   $451,909    $     --      $  933,998
                                                 -----------------------------------------------
Commitments                                            --         --          --              --

Stockholders' Equity:
Preferred stock                                  $     --   $     --    $     --      $       --
Common stock, par value $5.00 per share            19,897         --      16,539          36,436
Common stock, par value $2.50 per share                --      5,746      (5,746)             --
Capital surplus                                    12,994      9,127     (10,793)         11,328
Retained earnings                                  20,078     36,982          --          57,060
Accumulated other comprehensive income                473      1,409          --           1,882
                                                 -----------------------------------------------

Total stockholders' equity                       $ 53,442   $ 53,264    $     --      $  106,706
                                                 -----------------------------------------------

Total liabilities and stockholders' equity       $535,531   $505,173    $     --      $1,040,704
                                                 -----------------------------------------------

                                  EXHIBIT 99.1
 VIRGINIA FINANCIAL CORPORATION AND VIRGINIA COMMONWEALTH FINANCIAL CORPORATION
                       PRO FORMA COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                 VFC         VCFC       Combined
                                                             ------------------------------------
                                                                     (Dollars in thousands)
Interest and dividend income:
Interest and fees on loans                                   $   27,707   $   27,818   $   55,525
Interest and dividends on securities:
  Taxable                                                         4,415        4,499        8,914
  Nontaxable                                                      1,771        1,275        3,046
  Dividends                                                         241          146          387
Interest on deposits in other banks                                   3          111          114
Interest on Federal funds sold and securities purchased
  under agreements to resell                                        551          595        1,146
                                                             ----------   ----------   ----------
       Total interest and dividend income                    $   34,688   $   34,444   $   69,132
                                                             ----------   ----------   ----------

Interest expense:
       Interest on deposits                                  $   15,617   $   14,946   $   30,563
       Interest on federal funds purchased and securities
         sold under agreement to repurchase                         606            2          608
       Interest on short-term borrowings                             32           22           54
       Interest on Federal Home Loan Bank advances                   --          930          930
                                                             ----------   ----------   ----------
       Total interest expense                                $   16,255   $   15,900   $   32,155
                                                             ----------   ----------   ----------

       Net interest income                                   $   18,433   $   18,544   $   36,977
Provision for loan losses                                           562          816        1,378
                                                             ----------   ----------   ----------
       Net interest income after provision for loan losses   $   17,871   $   17,728   $   35,599
                                                             ----------   ----------   ----------

Non Interest Income:
       Service charges on deposit accounts                   $    1,564   $    1,912   $    3,476
       Fees for trust services                                    1,538        1,340        2,878
       Investment fee income                                        110          222          332
       Other operating income                                       893          398        1,291
       Gain on sales of securities available for sale               148           71          219
       Gain on sales of fixed assets                                (90)           5          (85)
       Gain on other real estate owned                              (59)          (6)         (65)
       Fees on loans sold                                         1,585        1,046        2,631
                                                             ----------   ----------   ----------
       Total Non Interest Income                             $    5,689   $    4,988   $   10,677
                                                             ----------   ----------   ----------

Non Interest Expense:
       Compensation and employee benefits                    $    8,980   $    8,644   $   17,624
       Net occupancy expense of premises                          1,946        1,025        2,971
       Merger and merger related expenses                         1,038          321        1,359
       Supplies and equipment expense                               437        1,481        1,918
       Other operating expense                                    4,089        4,120        8,209
                                                             ----------   ----------   ----------
       Total Non Interest Expense                            $   16,490   $   15,591   $   32,081
                                                             ----------   ----------   ----------

       Income before income taxes                            $    7,070   $    7,125   $   14,195
       Income taxes                                               2,167        2,147        4,314
                                                             ----------   ----------   ----------

       Net income                                            $    4,903   $    4,978   $    9,881
                                                             ==========   ==========   ==========

Earnings per common share:
Basic                                                        $     1.23   $     2.16   $     1.35
                                                             ----------   ----------   ----------
Diluted                                                      $     1.23   $     2.14   $     1.35
                                                             ==========   ==========   ==========
Weighted average shares outstanding:
Basic                                                         3,979,675    2,308,097    7,301,257
Diluted                                                       3,979,675    2,321,659    7,320,774